EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 13, 2004, accompanying the consolidated financial statements and schedule of Horizon Medical Products, Inc. and subsidiaries incorporated by reference in the Registration Statement.  We consent to the use of the aforementioned reports incorporated by reference in the Registration Statement and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton, LLP
Grant Thornton, LLP
Atlanta, Georgia
September 2, 2005